SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                       October 18, 1999 (October 13, 1999)



                                 Belmont Bancorp
             (Exact Name of Registrant as Specified in its Charter)



                                      Ohio
                 (State or Other Jurisdiction of Incorporation)




          0-12724                                         34-1376776
     (Commission File Number)               (I.R.S. Employer Identification No.)




325 Main Street, Bridgeport, Ohio                        43912
(Address of Principal Executive Offices)               (Zip Code)



Registrant's Telephone Number, Including Area Code:      (740) 695-3323

Item 4. Change in Registrant's Certifying Accountant

Dismissal of S.R. Snodgrass A.C.

     On October 13, 1999, Belmont Bancorp (the "Registrant") dismissed S.R. Snodgrass A.C. ("Snodgrass") as its independent accountants. The decision to change independent accountants was approved by the Registrant's Board of Directors, and has been reported to the Federal Reserve Bank and the Office of the Comptroller of the Currency.

     During the two most recent fiscal years and through the date hereof, there have been no disagreements with Snodgrass on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Snodgrass, would have caused them to make reference in their report on the financial statements for such years, or any "reportable events" within the meaning of Item 304(a)(1)(iv) of Regulation S-K.

     Snodgrass's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Registrant has provided Snodgrass with a copy of this disclosure and has requested that Snodgrass furnish them with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. In response, Snodgrass forwarded a letter to the Registrant, with a copy to the Office of the Chief Accountant of the SEC, that acknowledges the client-auditor relationship has ceased; however, this letter is silent on whether or not it agrees with the above statements. A copy of Snodgrass's letter to the SEC, dated October 14, 1999, is filed as Exhibit 16 to this Current Report on Form 8-K.

Appointment of Crowe Chizek, LLP

     Effective October 13, 1999, the Company appointed Crowe Chizek, LLP to serve as its independent auditors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

16.  Letter re: change in certifying accountant


                                       2.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Belmont Bancorp
                                      (Registrant)

Date:  October 18, 1999               By   /s/  David G. Brewick
                                           -------------------------------------
                                           David G. Brewick, Interim President


                                       3.